UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2007
ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
9640 Medical Center Drive
Rockville, Maryland

(Address of principal executive offices)
20850

(Zip Code)
(240) 864-2600

(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change in Control Agreements
     The Compensation Committee of EntreMed, Inc. (the “Company”), with the assistance of an independent compensation consultant, conducts an annual compensation policy review to determine whether the Company’s compensation policies are competitive with its peer companies. Based in part on the recommendation of the independent consultant, the Compensation Committee recommended to the Board of Directors that the Company and certain executive officers enter into a Change of Control Agreement. The Company has no present plans or proposals for a transaction that would result in a change in control.
     On April 16, 2007, the Company entered into a Change of Control Agreement with each of the following executive officers:
•	James S. Burns, the Company’s President and Chief Executive Officer;

•	Dane R. Saglio, the Company’s Chief Financial Officer;

•	Carolyn F. Sidor, the Company’s Vice-President and Chief Medical Officer;

•	Cynthia Wong Hu, the Company’s Vice-President, General Counsel and Secretary; and

•	Marc G. Corrado, the Company’s Vice-President, Corporate Development.
     Each Change in Control Agreement (the “Agreement”) will continue indefinitely unless terminated by either party with 12 months prior written notice to the other party. If a Change in Control occurs during the term of the Agreement, the Agreement cannot be terminated unless all obligations of each party have been performed in full and the Coverage Period has expired without the occurrence of a Triggering Event (as such terms are defined in the Agreement).
     Upon the occurrence of both a Change in Control (as such term is defined in the Agreement) and a Triggering Event, each executive officer will receive the following benefits:
•	a lump sum severance payment equal to the sum of twelve months base salary (eighteen months in the case of the President and Chief Executive Officer) and the average of the two most recent annual bonuses paid to the executive;

•	a pro rata portion of the current year bonus that the executive would otherwise have been eligible to receive;

•	reimbursement for COBRA premiums for up to 12 months (eighteen months in the case of the President and Chief Executive Officer) following the date of termination; and

•	all accrued and unpaid compensation.
     Each executive officer’s Agreement has substantially identical terms, except as described above. The Agreement supersedes all prior employment agreements only to the extent that benefits otherwise would become payable thereunder. The foregoing description of the Agreement is qualified by reference to the text of the agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Employment Agreement of James S. Burns
     Additionally, effective April 16, 2007, the Company and Mr. Burns entered into an amendment (the “Amendment”) to the Employment Agreement by and between the Company and Mr. Burns effective as of June 15, 2004 (the “Employment Agreement”). The Employment Agreement was previously filed on August 9, 2004 as Exhibit 10.51 to the Company’s Quarterly Report on Form 10-Q and is incorporated by reference herein. Under the Employment Agreement, Mr. Burns may resign during the term of his employment for “Good Reason,” which is deemed a termination without cause, and would entitle Mr. Burns to certain compensation and other benefits as specified in the Employment Agreement. The Amendment modifies the definition of “Good Reason” (as such term is defined in the Employment Agreement) whereby (i) Good Reason no longer requires the occurrence of a “Change in Control” (as such term is defined in the Employment Agreement) and (ii) Mr. Burns may terminate his employment for Good Reason due to a reduction in salary only if such adjustment was not applicable to all other senior executives of the Company. The Amendment also requires Mr. Burns to provide the Company with thirty days written notice in the event of a resignation for Good Reason.
     The foregoing description of the Amendment is qualified by reference to the text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Employment Agreements of Carolyn F. Sidor, Cynthia Wong Hu and Marc G. Corrado
     Effective April 16, 2007, the Company entered into an amendment to the employment agreements with each of Dr. Sidor, Ms. Hu, and Mr. Corrado (each, an “Agreement Amendment”). The amendment to each employment agreement amended and restated a clause of the definition of “Good Reason” (as such term is defined in each respective employment agreement), whereby the executive officer may only terminate his or her employment for Good Reason due to a reduction in salary if such adjustment was not applicable to all other senior executives of the Company.
Renewal of Employment Agreement for Dane R. Saglio
     Effective April 16, 2007, the Company and Mr. Saglio extended the term of Mr. Saglio’s employment agreement from July 1, 2007 until June 30, 2008.
     The foregoing description of each Agreement Amendment is qualified by reference to the text of the Agreement Amendment, which, along with Mr. Saglio’s employment agreement amendment, are filed as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference. Each employment agreement for each of the executive officers listed above has been previously filed and is incorporated by reference herein.

Item 8.01	Other Events.
Option Grant Agreements
     On April 13, 2007, the Compensation Committee approved a new form of Non-Qualified Stock Option Grant Agreement for (i) non-employee directors and (ii) employees, to be used pursuant to the Company’s 2001 Long-Term Incentive Plan, for all non-qualified stock option grants made subsequent to the date hereof. The form of agreements are filed as Exhibit 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Director Compensation
     The Compensation Committee, with the assistance of an independent compensation consultant, conducted its annual review of director compensation. The Compensation Committee reviewed director compensation practices for the Company’s peer group members. Based on that review, the director compensation has been adjusted for non-employee directors, beginning in 2007 and continuing until modified or revised by the Compensation Committee.
•	Cash Compensation (cash retainer and meeting fees). Non-employee members of the Board of Directors are entitled to receive an annual cash retainer of $15,000, payable each year at the Annual Meeting of Shareholders (the “Annual Meeting”). A director appointed to the Board of Directors to fill a vacancy will receive a pro-rata portion of the annual retainer fee. The chair of the Audit Committee will receive an additional $7,500 and each member of the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional

$5,000. In addition, each director will receive a $1,500 meeting fee for each regularly scheduled Board meeting and for committee meetings with a duration of thirty minutes or more. The directors will receive a pro-rata portion of the annual cash retainer fee for the period of January 1, 2007 through June 13, 2007. Beginning with the Annual Meeting on June 14, 2007, non-employee directors will have the option to receive shares of restricted stock in lieu of their annual cash retainer payment. The shares of restricted stock will be issued pursuant to the Company’s 2001 Long-Term Incentive Plan and will vest one year after the grant date.

•	Equity Awards (restricted stock and stock options). Non-employee directors receive an annual retainer fee of $25,000 that is payable solely in restricted stock. The shares of restricted stock are granted pursuant to our 2001 Long-Term Incentive Plan and vest one year after the grant date. Additionally, non-employee directors receive an option to purchase 30,000 shares of the Company’s common stock as of the date of the Annual Meeting, and chairpersons of our board committees receive an option to purchase an additional 5,000 shares of common stock as of the date of the Annual Meeting. All stock options granted on and after the Annual Meeting on June 14, 2007 will vest immediately.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Form of Change in Control Agreement

10.2	Amendment to Employment Agreement by and between the Company and James S. Burns, effective April 16, 2007

10.3	Amendment to Employment Agreement by and between the Company and Dane R. Saglio, effective April 16, 2007

10.4	Amendment to Employment Agreement by and between the Company and Carolyn F. Sidor, effective April 16, 2007

10.5	Amendment to Employment Agreement by and between the Company and Cynthia Wong Hu, effective April 16, 2007

10.6	Amendment to Employment Agreement by and between the Company and Marc G. Corrado, effective April 16, 2007

10.7	Form of Non-Qualified Stock Option Grant Agreement (non-employee directors)

10.8	Form of Non-Qualified Stock Option Grant Agreement (employees)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.
/s/ Cynthia Wong Hu
Cynthia Wong Hu
Date: April 17, 2007	Vice-President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Document

10.1	Form of Change in Control Agreement

10.2	Amendment to Employment Agreement by and between the Company and James S. Burns, effective April 16, 2007

10.3	Amendment to Employment Agreement by and between the Company and Dane R. Saglio, effective April 16, 2007

10.4	Amendment to Employment Agreement by and between the Company and Carolyn F. Sidor, effective April 16, 2007

10.5	Amendment to Employment Agreement by and between the Company and Cynthia Wong Hu, effective April 16, 2007

10.6	Amendment to Employment Agreement by and between the Company and Marc G. Corrado, effective April 16, 2007

10.7	Form of Non-Qualified Stock Option Grant Agreement (non-employee directors)

10.8	Form of Non-Qualified Stock Option Grant Agreement (employees)